UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23 2016 (December 23 2016)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street
New York, New York 10036
(Address of registrant’s principal executive office)

Registrant’s telephone number, including area code: (212) 461-5200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 23, 2016, CIT Group Inc. (“CIT”) completed the early settlement of its previously announced offer to certain eligible noteholders to exchange (the “Exchange Offer”) any and all of the outstanding 5.000% Senior Unsecured Notes due May 2017 (the “Old Notes”) for its newly issued 5.000% Senior Unsecured Notes due May 2018 (the “New Notes”), and issued $955.1 million aggregate principal amount of New Notes in exchange for a like amount of Old Notes accepted in the Exchange Offer. Interest on the New Notes will be payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing on May 15, 2017.

The New Notes are unsecured obligations of CIT and are not guaranteed by any of CIT’s subsidiaries.

The New Notes were issued under a base indenture, dated as of March 15, 2012, as supplemented by a sixth supplemental indenture, dated as of December 23, 2016 (together, the “Indenture”), each between CIT, Wilmington Trust, National Association, as trustee and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent. The Indenture contains certain covenants that, subject to exceptions, limit CIT’s ability to (i) create liens and (ii) merge or consolidate, or sell, transfer, lease or dispose of all or substantially all of its assets.

The New Notes may be redeemed at any time prior to May 15, 2017, at a redemption price equal to the greater of (1) 100.50% of the aggregate principal amount of the New Notes redeemed, and (2) the sum of the present values of (a) the redemption price of 100.50% of the aggregate principal amount of New Notes that would be payable if the New Notes were redeemed on May 15, 2017, and (b) a “make-whole” premium based on a discount rate of the applicable U.S. Treasury rate plus 50 basis points; in either case, plus accrued and unpaid interest, if any, to the redemption date. On or after May 15, 2017, CIT may redeem all or part of the New Notes at a redemption price equal to 100.50% of the aggregate principal amount of New Notes redeemed, plus accrued and unpaid interest, if any, thereon to the date of redemption. In addition, CIT may at any time and from time to time purchase New Notes in open market transactions, tender offers or otherwise. If CIT experiences a Change of Control Triggering Event (as defined in the Indenture), the holders of the New Notes may require CIT to repurchase for cash all or a portion of their Notes at a price equal to 101% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest.

The Indenture (including the Form of 5.000% Senior Unsecured Note due 2018 included therein) has been filed as an exhibit to this Current Report on Form 8-K, and the description of the Indenture contained herein is qualified in its entirety by reference to the Indenture.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 15, 2012, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed March 16, 2012).

4.2	Sixth Supplemental Indenture, dated as of December 23, 2016, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 5.000% Senior Unsecured Note due 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC. (Registrant)

	By:	/s/ E. Carol Hayles
		Name:	E. Carol Hayles
		Title:	Executive Vice President and Chief Financial Officer

Dated: December 23, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of March 15, 2012, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed March 16, 2012).

4.2	Sixth Supplemental Indenture, dated as of December 23, 2016, among CIT Group Inc., Wilmington Trust, National Association, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent (including the Form of 5.000% Senior Unsecured Note due 2018).